UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

December 3, 2014

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

501 South Cherry St., Ste. 320

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 2, 2014, Michael D. Herman resigned as Chairman of the Board of Directors (the “Board”) of Enservco Corporation (the “Company”). Mr. Herman noted that no disagreements with the Board, management or Company practices or policies existed upon his resignation. Instead, he cited personal reasons for his decision to resign. Rick D. Kasch, a director and Chief Executive Officer and President of the Company, was elected by the Board to serve as Chairman of the Board.

Item 8.01. Other Events

On December 3, 2014, the Company issued a press release announcing the resignation of Mr. Herman and election of Mr. Kasch as Chairman of the Board as described in Item 5.02, above. A copy of the press release is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Letter from Michael D. Herman dated December 2, 2014.
99.2	Press release dated December 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 2nd day of December, 2014.

Enservco Corporation

By: /s/ Robert J. Devers
Robert J. Devers, Chief Financial Officer